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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 23, 2000



                          GLOBAL CAPITAL PARTNERS, INC.
             (Exact Name of Registrant as Specified in Its Charter)





        Delaware                         0-26202                  52-1807562
    (State or Other              (Commission File Number)     (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)





               6000 Fairview Road, Suite 1410, Charlotte, NC 28210 (Address of Principal Executive Offices, Including Zip Code)




                                 (704) 643-8220
              (Registrant's Telephone Number, Including Area Code)





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ITEM 5.             OTHER EVENTS.

                    On March 23, 2000 and March 24, 2000, respectively (each, a "Notice Date"), Global Capital Partners, Inc. (the "Company") mailed notices to holders of 1,300,900 and 190,000 of its Class C Common Stock Purchase Warrants (the "Warrants") notifying such holders that on April 24, 2000 and April 25, 2000, respectively (each, a "Redemption Date"), the Company will redeem the Warrants. Each Warrant is exercisable into one share of the Company's common stock until 5:00 p.m. on the business day before each Redemption Date at an exercise price of $7.00 per share. On the Redemption Dates, the Company will redeem any and all unexercised Warrants at a price of $0.10 per Warrant. As of each Notice Date there were approximately 1,490,900 Warrants issued and outstanding.

                    The Warrants and the common stock underlying the Warrants have been registered under the Securities Act of 1933, as amended.

ITEM 7.             EXHIBITS.

                    Exhibit 20.1 Notice of Redemption of Class C Common Stock Purchase Warrants, dated March 23, 2000.

                    Exhibit 20.2 Notice of Redemption of Class C Common Stock Purchase Warrants, dated March 24, 2000.






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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GLOBAL CAPITAL PARTNERS, INC.
                                               (Registrant)



Date: April 7, 2000                   By:   /s/ Kevin D. McNeil
                                       -----------------------------------------
                                           Name:   Kevin D. McNeil
                                           Title:  Vice President and Secretary













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                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

(20.1) Notice of Redemption of Class C Common Stock Purchase Warrants, dated March 23, 2000.

(20.2) Notice of Redemption of Class C Common Stock Purchase Warrants, dated March 24, 2000.